Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File Nos. 333-53448 and 333-112958) of Fargo Electronics, Inc. of our reports dated February 12, 2004, relating to the financial statements and financial statement schedule, which appear in the Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
March 15, 2004